UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2019

Willamette Valley Vineyards, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-21522	93-0981021
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8800 Enchanted Way SE
Turner, OR 97392

(Address of principal executive offices)

(503) 588-9463

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	WVVI	NASDAQ Capital Market
Series A Redeemable Preferred Stock	WVVIP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officer

On July 18, 2019, Mr. Richard Goward announced his intention to resign as Chief Financial Officer of Willamette Valley Vineyards effective upon the selection and appointment of a replacement Chief Financial Officer. Mr. Goward’s compensation will continue unchanged until a replacement is appointed.

The Company and Mr. Goward have agreed in concept that Mr. Goward will continue a more limited employment relationship with the Company, upon his resignation as Chief Financial Officer, assisting with the transition to a new Chief Financial Officer, and working on public company and governance issues. The terms of this continuing relationship have not yet been determined.

Mr. Goward’s decision to resign as Chief Financial Officer is for personal reasons and not related to any disagreement with the Company’s management, board of directors or independent auditors regarding any matter related to the Company’s operations, accounting practices, financial disclosures, internal controls or policies and practices.

Item 8.01 Other Events

The Company issued a news release announcing that Mr. Richard Goward announced his intention to resign as Chief Financial Officer effective upon the appointment of a replacement. A copy of the news release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits

(d) The following exhibit is included as part of this report:

Exhibit
Number	Description of Exhibit

99.1	News Release Dated July 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLAMETTE VALLEY VINEYARDS, INC.

Date: July 18, 2019	By:	/s/ JAMES W. BERNAU

James W. Bernau
President

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